GOLD FORWARD SALES CONTRACT VARIATION

By and Between

GRIMSBY INVESTMENTS LTD, ('Seller') a company incorporated under the laws of British Virgin Islands having its principal place of business at c/- Premier Fiduciary Pte. Ltd, 1 Raffles Place, #39-01 One Raffles Place, Singapore 048616,

And

SALAM INTERNATIONAL LIMITED ('Buyer') a company incorporated under the laws of Ras al Khaiman, United Arab Emirates having its principal place of business at office 4EA-720, PO Box 54562, Dubai Airport Free Zone Dubai, UAE.

WHEREAS:

(A) By an Agreement dated 18th June 2012 between the parties ('the Contract') the parties made an agreement specifying the terms of the purchase by SALAM from GRIMSBY of Gold Bullion for US $105 million which Contract is conditional and subject to completion of buyers due diligence.

(B) The parties wish to vary the terms for the performance of some conditions and completion of the intended transaction under the Contract by this supplemental agreement.

THE PARTIES AGREE:

1. The parties agree that with effect from the date of this Contract Variation the terms of the Contract shall be varied as follows with the meanings of the defined terms in Article 1 of the Contract having the same meaning as in this Contract Variation:

   1.1 the effective date to be specified in a Confirmation Letter (which shall be the effective date of this agreement) shall be extended to on or before 28 February 2013,

   1.2 the effective date for the completion by the buyer of its due diligence shall be on or before 28 February 2013 or such other date as the parties agree in writing,

   1.3 the payment of the deposit described in Article II, clause 2.01 (a) shall be made on or before 1 March 2013 conditional on and subject to the satisfactory completion of the buyers due diligence,

   1.4 the shipments of gold bullion are to commence within 270 days of 1 March 2013 or receipt by seller of the deposit paid by the buyer whichever is the later.

2. Subject to the variations referred to in this contract variation and any further alterations and variation as may be necessary to make the contract consistent with this contract variation the contract shall remain in full force and effect. The parties acknowledge that the terms and performance of the parties under the contract remains conditional upon the satisfactory due diligence by the buyer.

IN WITNESS the Parties have executed this Contract Variation.

GRIMSBY INVESTMENTS LTD by its authorised Signatory and Director, Brian Smith. ______________________

SALAM INTERNATIONAL LTD by its authorised Signatory and Director, Irving Aronson. ______________________